CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.603 and Amendment No.605 to the Registration Statement on Form N-1A of Northern Lights Fund Trust II and to the use of our report dated August 31, 2025 on the financial statements and financial highlights of GGM Macro Alignment ETF, a series of Northern Lights Fund Trust II, appearing in Form N-CSR for the year ended August 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 23, 2025